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                                                               Exhibit 24.1



                             eCHAPMAN.COM, INC.
                             POWER OF ATTORNEY
                             ------------------

     KNOW ALL MEN BY THESE PRESENTS that the undersigned Director(s) and Executive Officers of ECHAPMAN.COM, INC., a Maryland corporation, hereby constitute and appoint NATHAN A. CHAPMAN, JR., and EARL U. BRAVO, SR. and either of them, the true and lawful agents and attorney-in-fact of the undersigned with full power and authority in either said agent and attorney-in-fact, to sign for the undersigned and in their respective names as Directors and Executive Officers of eChapman.com, Inc., the Registration Statement on Form S-4, and any and all further amendments to said Registration Statement, hereby ratifying and confirming all acts taken by such agent and attorney-in-fact, as herein authorized.

                                               DATE
                                               ----



/s/ Nathan A. Chapman, Jr.                     November 19, 1999
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Nathan A. Chapman, Jr.,
President and Director
(Principal Executive Officer)


/s/ Earl U. Bravo, Sr.                          November 19, 1999
-----------------------------------             -----------------------------
Earl U. Bravo, Sr., Director


/s/ Demetris Brown                              November 19, 1999
-----------------------------------             -----------------------------
Demetris Brown, Chief Financial
Officer (Principal Accounting and
Financial Officer)